UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2016 (May 31, 2016)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On May 31, 2016, Prospect Capital Corporation ("Prospect") completed the sale (the "Sale") of its 53.5% equity interest in Harbortouch Payments, LLC ("Harbortouch") to an affiliate of Searchlight Capital Partners, a private investment firm with offices in North America and Europe. Harbortouch is a provider of integrated payment processing and point-of-sale systems to small and medium sized merchant customers in the United States. Prospect expects to receive $328.0 million in net proceeds and fees from the Sale (including repayment of existing senior loans to Harbortouch and assuming the release of escrowed funds in the amount of $5.35 million). As part of the transaction, Prospect invested $27.5 million in newly issued senior secured second-lien debt issued by Harbortouch to Prospect. In connection with the Sale, Prospect guaranteed certain of the payment and indemnification obligations of its wholly-owned subsidiary, Harbortouch Holdings of Delaware, Inc., pursuant to a limited guarantee, dated as of April 12, 2016.

The information disclosed under this Item 2.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On June 1, 2016, the registrant issued a press release, included herewith as Exhibit 99.1, announcing the Sale.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release, dated June 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  June 6, 2016

Index to Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 1, 2016

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